UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

Commerce.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway
D11 / Suite 100

8th Floor
Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $0.0001 par value per share	CMRC	The Nasdaq Global Market
Series A Junior Participating Preferred Stock, par value $0.0001 per share	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2026, Commerce.com, Inc. (the “Company”) issued a press release announcing financial results as of and for the three and nine months ended September 30, 2026. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. A copy of the press release issued November 5, 2026 is furnished herewith as Exhibit 99.1.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On November 3, 2026 Daniel Lentz, the Chief Financial Officer and Chief Operating Officer of the Company, informed the Company that he will be stepping down from his positions as Chief Financial Officer (the Company’s principal financial officer) and Chief Operating Officer effective as of November 13, 2026. Mr. Lentz’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November, 3, 2026 the board of directors of the Company appointed Tyler Duncan, age 36, to serve as the Company’s Interim Chief Financial Officer, effective as of Mr. Lentz’s departure, until a permanent successor is named. In this role, Mr. Duncan will serve as the Company’s principal financial officer. The Company has commenced a search for a permanent Chief Financial Officer.

Mr. Duncan has served as Senior Vice President, Finance and Investor Relations of the Company since November 2025. He was previously Vice President, Finance and Investor Relations from September 2024 to November 2025. Before that, Mr. Duncan held several finance roles at the Company: Senior Director, Finance and Investor Relations (2023–2024); and Director of Financial Planning and Analysis (2021–2023). He holds a Bachelor’s degree from Baylor University.

In connection with Mr. Duncan’s appointment as Interim Chief Financial Officer, the Company entered into an offer letter with Mr. Duncan (the “Duncan Offer Letter”), pursuant to which Mr. Duncan: will be eligible to (i) receive an annual base salary of $350,000 and (ii) participate in the Company’s annual incentive award program, with a target bonus of $122,500. Pursuant to the Duncan Offer Letter, Mr. Duncan will also be eligible to receive a one-time cash award in the aggregate amount of $300,000 (the “Duncan Retention Bonus”). The Duncan Retention Bonus is payable as to $200,000 on the first available payroll date following May 31, 2027 (the “First Duncan Retention Date”), and as to the remaining $100,000 on the first available payroll date following August 31, 2027 (the “Second Duncan Retention Date” and together with the First Duncan Retention Date, the “Duncan Retention Dates”), subject to Mr. Duncan’s continued employment through the applicable Duncan Retention Date. If Mr. Duncan gives notice of resignation prior to the applicable Duncan Retention Date, he will forfeit the corresponding Duncan Retention Bonus installment. In addition, Mr. Duncan will be granted an award of 125,000, restricted stock units (“RSUs”) covering shares of the Company’s common stock which will vest ratably over a four-year period subject to Mr. Duncan’s continued service with the Company through the applicable vesting date (subject to accelerated vesting as described below).

Under the Duncan Offer Letter, if Mr. Duncan’s employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the Duncan Offer Letter) (each, a “Qualifying Termination”), in either case more than three months before or more than 18 months after the consummation of a Change in Control (as defined in the Duncan Offer Letter), subject to his timely execution and non-revocation of a general release of claims, he will be entitled to (i) an amount equal to six months of his annual base salary and (ii) an amount equal to six months of the Company’s share of healthcare premiums for Mr. Duncan and his eligible dependents. If such Qualifying Termination occurs within three months prior to or 18 months following a Change in Control, subject to his timely execution and non-revocation of a general release of claims, Mr. Duncan will instead be entitled to (i) an amount equal to 12 months of his annual base salary, (ii) an amount equal to 12 months of the Company’s share of healthcare premiums for Mr. Duncan and his eligible dependents and (iii) if such Qualifying Termination occurs within three months prior to or 12 months following the Change in Control, full vesting of all of his then-outstanding and unvested equity awards.

The foregoing description of the Duncan Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Duncan Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Duncan and any other persons pursuant to which he was appointed as Interim Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Duncan, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Officer Compensation - Retention Award

On November 3, 2026, to promote continuity and retain key members of the Company’s leadership team during the Chief Financial Officer transition described above, the board of directors of the Company approved entry by the Company into a retention letter (the “Retention Letter”) with Chuck Cassidy, the Company’s General Counsel, pursuant to which Mr. Cassidy will receive (i) a one-time cash retention bonus in the aggregate amount of $150,000 (the “Retention Bonus”) and (ii) an award of 25,000 RSUs, which will vest ratably over a four-year period, subject to Mr. Cassidy’s continued service with the Company through the applicable vesting date.

The Retention Bonus is payable as to $100,000 on the first available payroll date following May 31, 2027 (the “First Cassidy Retention Date”), and as to the remaining $50,000 on the first available payroll date following August 31, 2027 (the “Second Cassidy Retention Date” and, together with the First Cassidy Retention Date, the “Cassidy Retention Dates”), subject to Mr. Cassidy’s continued employment through the applicable Cassidy Retention Date. If Mr. Cassidy gives notice of resignation prior to the applicable Cassidy Retention Date, he will forfeit the corresponding Retention Bonus installment.

The foregoing description of the Retention Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the departure of Mr. Lentz and the appointment of Mr. Duncan as Interim Chief Financial Officer, in each case effective November 13, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated November 3, 2026, by and between Commerce.com, US, Inc. and Tyler Duncan.
10.2	Retention Letter, dated November 3, 2026, by and between Commerce.com, Inc. and Chuck Cassidy.
99.1	Press Release issued by Commerce.com, Inc. dated November 5, 2026.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commerce.com, Inc.

Date: November 5, 2026	By:	/s/ Hubert Ban
Hubert Ban
Senior Vice President (Principal Accounting Officer)